certification

Brian Curley, Principal Executive Officer/President, and Richard Gleason, Principal Financial Officer/Treasurer, of Grandeur Peak Global Trust (the “Registrant”), each certify to the best of his knowledge that:

1.       The Registrant’s periodic report on Form N-CSR for the period ended April 30, 2024 (the “Form N-CSR”) fully complies with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.       The information contained in the Form N-CSR fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

Principal Executive Officer/President                      Principal Financial Officer/Treasurer

Grandeur Peak Global Trust                                   Grandeur Peak Global Trust

/s/ Brian Curley                                                  /s/ Richard Gleason

Brian Curley                                                        Richard Gleason

Date: 7/3/2024                                                     Date: 7/3/2024

A signed original of this written statement required by Section 906 of the Sarbanes-Oxley Act of 2002 has been provided to Grandeur Peak Global Trust and will be retained by the Grandeur Peak Global Trust and furnished to the Securities and Exchange Commission (the “Commission”) or its staff upon request.

This certification is being furnished to the Commission solely pursuant to 18 U.S.C. § 1350 and is not being filed as part of the Form N-CSR filed with the Commission.